SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): October 2, 2002

                           Inamco International, Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                000-49824                           72-1359595
        (Commission File Number)        (IRS Employer Identification No.)

                  801 Montrose Ave., South Plainfield, NJ 07080
               (Address of Principal Executive Offices)(Zip Code)

                                 (908) 754-4880
              (Registrant's Telephone Number, Including Area Code)






          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Previous Independent Auditors:

(i) On October 2, 2002 the Company was notified by Sobel & Co., LLC ("Sobel") that Sobel was resigning as the independent auditor for the Company. The Company has retained Kahn Boyd Levynchin & Co. ("Kahn Boyd") as their new auditors.

(ii) Sobel's report on the financial statements of the Company for the fiscal year ended December 31, 2001 contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Company's Board of Directors approved the change in accountants.

(iv) For the fiscal year ended December 31, 2001 and through October 2, 2002 (the date the relationship ended with the former accountant), there has been no disagreement between the Company and Sobel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Sobel would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(b) New Independent Accountants:

(i) The Company engaged, Kahn Boyd, 49 Wall Street, New York, NY 10005, as its new independent accountants. Prior to such date, the Company did not consult with Kahn Boyd regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Kahn Boyd, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K.

ITEM 7 . FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a) Not applicable.
(b) Not applicable.
(c) Letter from Sobel & Co., LLC.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                INAMCO INTERNATIONAL, CORP.


                                By: /s/ Varges George
                                   -----------------------------------------
                                         Varges George
                                         President

June 18, 2003